SHARE EXCHANGE AGREEMENT

This **Share Exchange Agreement**, dated as August ____, 2014 (this "**Agreement**") by and among Lindsay Taliento ("**BUYER**"), Career Start Inc., a Florida Corporation ("**CSI**"), Career Start Management, a New York Corporation ("**CSM**"), Excelsis Investments Inc., a Nevada corporation ("**EXSL**"), and Excelsis Investment Inc.'s Board of Directors ("**EXSL BOARD**") which makes up the majority EXSL Shareholder vote.

WHEREAS, the BUYER owns 41,139,286 common shares of EXSL, of which 31,114,286 are being offered in consideration of this agreement

WHEREAS, Excelsis Investments Inc., a Nevada corporation owns 1,000,000 shares of Career Start Inc, a Florida Corporation, making up all authorized and outstanding shares of Career Start Inc. (**"CSI Shares"**)

WHEREAS, Excelsis Investments Inc., a Nevada corporation owns 100,000 shares of Career Start Management, a New York Corporation (CSM Shares).

WHEREAS, the BUYERis currently the President of Career Start Inc., and Career Start Management

WHEREAS, (i) the BUYER believes it is in the best interests of the BUYER to exchange 31,114,286 shares of EXSL (the **"BUYER Shares"**) for the CSI and CSM Shares and (ii) EXSL believes it is in its best interest and the best interest of its stockholders to exchange the CSI/CSM shares to BUYER, pursuant to the terms of this Agreement (the "**Share Exchange**"); and

WHEREAS, it is the intention, but not a condition to the exchange referred to here that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "**Code**"); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the "**Securities Act**");

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF BUYER SHARES FOR CSI/CSM SHARES

Section 1.1 Agreement to Exchange BUYER Shares for CSI/CSM Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the BUYER shall assign, transfer, convey and deliver their BUYER Shares to EXSL. In consideration of the aforesaid , EXSL shall assign, transfer, convey and deliver its CSI/CSM Shares to the BUYER.

Section 1.2 Closing and Actions at Closing. The closing of the Share Exchange (the "**Closing**") shall take place remotely via the exchange of documents and signatures at 10:00 a.m. Eastern Time on the day the conditions to closing set forth herein have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the "**Closing Date**").

Section 1.3 Directors of CSI at Closing Date. On or prior to the Closing Date, all of the directors of CSI/CSM shall resign immediately

Section 1.4 BUYER resignation from EXSL at Closing Date. On or prior to the Closing Date Lindsay Taliento shall resign from her employment held at EXSL and all its subsidiaries other than CSI and CSM

Section 1.5 Officers of CSI at Closing Date. On or prior to the Closing Date, all of the officers of CSI and CSM except the BUYER shall resign immediately

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF BUYER

Section 2.1 BUYER Shares. Buyer has good, marketable and indefeasible title to all of the BUYER Shares, free and clear of all liabilities, mortgages, conditional sales agreements, security interests, leases, liens, pledges, encumbrances, restrictions, charges, claims or imperfections of title whatsoever.

Section 2.2 Representations. Buyer has not made any statement or representation to any individual regarding Excelsis Investments and it's subsidiaries or their respective businesses that is false.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CSI and CSM

CSI and CSM represent, warrant and agree that all of the statements in the following subsections of this Article III, pertaining to CSI, are true and complete as of the date hereof to the best of their knowledge.

Section 3.1 Incorporation. CSI and CSM have companies duly incorporated, validly existing, and in good standing under their appropriate State laws and have the corporate power and are duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of CSI's or CSM's Articles of Incorporation or bylaws. CSI and CSM have taken all actions required by law, its Articles of Incorporation or bylaws, or otherwise to authorize the execution and delivery of this Agreement. CSI and CSM have full power, authority, and legal capacity and have taken all action required by law, their Articles of Incorporation or bylaws, and otherwise to consummate the transactions herein contemplated.

Section 3.2 Authorized Shares of CSI. The number of Authorized Common shares is 1,000,000 with a par value of 0.001. There are 1,000,000 shares of common stock issued and outstanding. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 3.3 Authorized Shares of CSM. The number of Authorized Common shares is 100,000 with a par value of 0.001. There are 100,000 shares of common stock issued and outstanding. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 3.4 Information. The information concerning CSI and CSM set forth in this Agreement is complete and accurate in all material respects to the best of the companies' knowledge and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.5 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of CSI after reasonable investigation, threatened by or against CSI or affecting CSI or its properties, at law or in equity, before any court or other governmental agency.

Section 3.6 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a

default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which CSI is a party or to which any of its assets, properties or operations are subject.

Section 3.7 Compliance With Laws and Regulations. To the best of its knowledge, CSI has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of CSI or except to the extent that noncompliance would not result in the occurrence of any material liability for CSI.

Section 3.8 Approval of Agreement. The Board of Directors of Excelsis Investments Inc. has authorized the execution and delivery of this Agreement by CSI and has approved this Agreement and the transactions contemplated hereby.

Section 3.9 Valid Obligation. This Agreement and all agreements and other documents executed by CSI in connection herewith constitute the valid and binding obligation of CSI, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.10 Liabilities. CSI has no material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) Liabilities reflected or reserved against on the CSI Balance Sheet, or (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of the business of CSI.

Section 3.11 Accounts Receivable. CSI has no material direct or indirect accounts receivable other than (i) receivables reflected on the CSI Balance Sheet, or (ii) receivables incurred since the balance sheet date in the ordinary course of the business of CSI.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF EXSL

EXSL represents and warrants to BUYER:

Section 4.1 Authority. Excelsis Investments Inc.'s Board of Directors have the right, power, authority and capacity to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement and to perform the obligations under this Agreement.

Section 4.2 No Conflict. Neither the execution or delivery by EXSL nor the consummation or performance by EXSL of the transactions contemplated hereby or thereby will, directly or indirectly, contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which EXSL are a party or by which the properties or assets of EXSL are bound; or (b) contravene, conflict with, or result in a violation of, any Law or Order to which EXSL, or any of the properties or assets of EXSL, may be subject.

Section 4.3 Litigation. There is no known pending Action against EXSL that involves the CSI / CSM Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of CSI/CSM and, to the knowledge of EXSL no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such action against CSI / CSM or it's Shareholders.

Section 4.4 Acknowledgment. EXSL understands and agrees that the BUYER Shares to be exchanged pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and

that the transfer of the BUYER Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(a)(1) of the Securities Act of 1933, as amended, (the "Act") for transactions not involving a public offering or Regulation S for offers and sales of securities outside the U.S.

Section 4.5 Pre-emptive Rights. At Closing, no EXSL Shareholders have any pre-emptive rights or any other rights to acquire any shares of CSJ or of CSM that have not been waived or exercised.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF BUYER

The obligation of the BUYER to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the BUYER at their sole discretion:

Section 5.1 Representations and Warranties. All representations and warranties made by CSI in this Agreement shall be true and correct to the best of the company's knowledge in all material respects on and as of the Closing Date, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 5.2 Agreements and Covenants. CSI shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.3 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of CSI shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.4 Other Closing Documents. BUYER shall have received such certificates, instruments and documents in confirmation of the representations and warranties of EXSL and the performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as the BUYER and/or her respective counsel may reasonably request.

Section 5.5 Documents. EXSL must have caused the following documents to be delivered to BUYER:

A. share certificates evidencing the CSI / CSM Shares registered in the name of the BUYER;

B. a Secretary's Certificate, dated the Closing Date, certifying attached copies of (A) the Charter Documents, (B) the resolutions of the EXSL BOARD approving this Agreement and the transactions contemplated hereby and thereby; and (C) the incumbency of each authorized officer of CSI / CSM signing this Agreement on behalf of EXSL;

C. the resignation of all directors and officers (except the BUYER) of CSI and CSM as of the Closing Date;

E. Original corporate records of CSI and CSM, including but not limited to minutes, stock certificates, stock ledger, corporate seal (if any), all other business books and records of CSI and CSM, administrator access to all accounting and other systems used by CSI and CSM and all physical assets of the businesses of CSI and CSM, and

F. such other documents as BUYER may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of CSI / CSM, (B) evidencing the performance of, or compliance by CSI with any covenant or obligation required to be performed or complied with by CSI, (C) evidencing the satisfaction of any condition referred to in this Article V, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 5.6 No Material Adverse Effect. There shall not have been any event, occurrence or development that has resulted in or could result in a material adverse effect on or with respect to CSI / CSM.

Section 5.7 Representations. EXSL has not made any statement or representation to any investor in EXSL about CSI or CSM or their respective businesses that is false.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF EXSL

The obligations of EXSL to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by CSI and the CSI Shareholders at their sole discretion:

Section 6.1 Representations and Warranties of BUYER. All representations and warranties made by BUYER in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 6.2 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 6.3 Documents. BUYER must have caused the following documents to be delivered to EXSL:

A. share certificates evidencing the BUYER Shares registered in the name of Excelsis Investments Inc.;

B. this Agreement is duly executed;

C. the resignation of Lindsay Taliento as an officer, director, agent, and employee of EXSL or its subsidiaries;

D. such other documents as EXSL may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of BUYER, (B) evidencing the satisfaction of any condition referred to in this document, or (C) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

E. access to all historical databases for a period of 2 years for audit purposes of CSI / CSM

Section 6.4 No Material Adverse Effect. There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to the BUYER.

ARTICLE VII

POST-CLOSING AGREEMENTS

Section 7.1 SEC Documents. From and after the Closing Date, in the event the SEC notifies of its intent to review any Public Report filed prior to the Closing Date or EXSL receives any oral or written comments from the SEC with respect to any public report filed prior to the Closing Date, EXSL shall promptly notify the BUYER and the BUYER will cooperate with EXSL in responding to any such oral or written comments.

Section 7.2 Audit Documents. From and after the Closing Date and extending for a period of 2 years, if it is deemed necessary by a PCAOB Auditor to have access to any historical records, transaction receipts, contracts, insurance records, business practices, or any other CSI involved business, all parties agree to promptly notify each other party, as well as cooparate to expediently resolve the matter.

Section 7.3 BUYER Documents. From and after the Closing Date, in the event the EXSL BOARD is in need of additional documentation relating to BUYER or the transaction contemplated herein, EXSL shall notify BUYER and BUYER shall reasonably cooperate with EXSL in providing documentation.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the one-year anniversary of the Closing Date (the "**Survival Period**"). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 8.2 Indemnification.

A. Indemnification Obligations in favor of the BUYER. From and after the Closing Date until the expiration of the Survival Period, EXSL shall reimburse and hold harmless the BUYER (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as a "**BUYER Indemnified Party**") against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any BUYER Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any BUYER Indemnified Party, which arises or results from a third-party claim brought against a BUYER Indemnified Party to the extent based on a breach of the representations and warranties with respect to the business, operations or assets of CSI. In no event shall any such indemnification payments exceed $10,000 in the aggregate from EXSL.

B. Indemnification in favor of EXSL. From and after the Closing Date until the expiration of the Survival Period, the BUYER will, severally and not jointly, indemnify and hold harmless EXSL and their respective

officers, the CSI Officers, and any additional directors, agents, attorneys and employees, and each person, if any, who controls or may "control" (within the meaning of the Securities Act) any of the forgoing persons or entities (hereinafter referred to individually as an ("**EXSL Indemnified Person**") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, "**Damages**") arising out of any (i) any breach of representation or warranty made by BUYER in this Agreement, and in any certificate delivered by BUYER pursuant to this Agreement, (ii) any breach by BUYER of any covenant, obligation or other agreement made by BUYER in this Agreement, and (iii) a third-party claim based on any acts or omissions by BUYER. In no event shall any such indemnification payments exceed $10,000 in the aggregate from BUYER.

ARTICLE IX

ADDITIONAL COVENANTS

Section 9.1 Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.2 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.3 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.4 Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

Section 9.5 Changes in Representations and Warranties of a Party. Between the date of this Agreement and the Closing Date, no party shall directly or indirectly, enter into any transaction, take any action, or by inaction permit an otherwise preventable event to occur, which would result in any of the representations and warranties of such party herein contained not being true and correct at and as of the Closing Date. Each party shall promptly give written notice to the other parties upon becoming aware of (a) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement, and (b) any impending or threatened breach in any material respect of any of the party's representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

Section 9.6 SEC Filings. The parties agree that the following filings shall be made with the Securities and Exchange Commission ("Commission"): (a) a report on Form 8-K will be filed with the Commission disclosing the consummation of the Exchange which shall include, but not be limited to, completion of Items 2.01 thereof, and, (b) any and all other filings necessary to comply with the Exchange Act.

Section 9.7 Conduct of Business. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, CSI shall continue to conduct its businesses and maintain its business relationships in the ordinary and usual course consistent with past practice.

Section 9.8 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested)or facsimile to the parties at the following addresses:

If to BUYER:

Lindsay Taliento
412 Westside Drive
Rochester, NY 14624

With a copy to:

Underberg & Kessler LLP
300 Bausch & Lomb Place
Rochester, NY 14604
Attention: Helen A. Zamboni, Esq

If to Excelsis Investments Inc., to:

Excelsis Investments, Inc.
Brian McFadden
Excelsis Investments Inc.
801 West Bay Drive
Suite 470
Largo, FL 33770

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.8 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.8.

Section 9.9 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.10 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.11 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 9.13 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Nevada, and/or the United States District Court for Nevada, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.4.

Section 9.14 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions herein, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.15 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

Section 9.16 Amendments and Waivers. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

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SCHEDULE I

Name	CSI Shares held	CSM Shares held	BUYER Shares
Excelsis Investments Inc.	1,000,000	100,000	
Lindsay Taliento			31,114,286



[SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BUYER

Lindsay Taliento
BUYER

Exodus Investments Inc.

Name: Brian McFadden
Title: Chief Executive Officer

Name: Michelle Pannoni
Title: Chief Financial Officer

Career Start Inc.

Name: Lindsay Taliento
Title: Chief Executive Officer

Name: Michelle Pannoni
Title: Chief Financial Officer

Career Start Management Inc.

Name: Lindsay Taliento
Title: Chief Executive Officer

Name: Michelle Pannoni
Title: Chief Financial Officer

EXSL BOARD MEMBERS

Brian McFadden

Michelle Pannoni